UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):			May 9, 2024

HAMILTON BEACH BRANDS HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware		001-38214	31-1236686
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

4421 WATERFRONT DR	GLEN ALLEN	VA	23060
(Address of principal executive offices)			(Zip code)

	(804)	273-9777
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 Per Share	HBB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2024, at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Hamilton Beach Brands Holding Company (the “Company”), the stockholders of the Company approved the amendment and restatement of the Hamilton Beach Brands Holding Company Executive Long-Term Equity Incentive Plan, effective March 1, 2024 (the “Equity Plan”).

The Equity Plan will continue to be administered by the Compensation and Human Capital Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). In general, the Equity Plan will continue to enable the Company to provide long-term, performance-based incentive compensation opportunities (payable partly in cash and partly in the Company’s Class A common shares, known as “Award Shares”) to certain salaried employees of the Company and its subsidiaries on a U.S. payroll who, in the judgment of the Committee, both (1) occupy a senior management position capable of contributing to the interests of the Company and (2) are not an active participant in another long-term plan of the Company. Subject to the adjustment provisions of the Equity Plan, of the total enumerated share pool for the Equity Plan is 1,950,000 shares (consisting of 650,000 shares initially available under the Hamilton Beach Brands Holding Company Executive Long-Term Equity Incentive Plan as approved by stockholders in 2017, plus an additional 600,000 shares that were approved by stockholders in 2022, plus an additional 700,000 shares approved by stockholders at the Annual Meeting). The term for issuances or transfers of Award Shares under the Equity Plan will end on March 1, 2034 (extended from March 1, 2032).

In general, the Committee approves the participants, the award opportunity, the performance period, and the applicable performance objectives (plus other terms and conditions) for each award opportunity granted under the Equity Plan. Awards generally consist of a cash component and an equity component that is paid in Award Shares, as determined by the Committee. Awards are generally earned based on a single calendar year’s performance, and paid during the early part of the following calendar year. Amounts paid to any participant in a single calendar year as a result of awards earned under the Equity Plan cannot exceed the greater of (1) $12 million or (2) the fair market value of 500,000 Award Shares, determined at the time of payment. The Committee generally retains discretion to increase or decrease the size of the award payment under the Equity Plan. Participants generally must be employed by the Company or a subsidiary on the last day of the performance period in order to receive payment of an award, subject to certain exceptions as described in the Equity Plan. Award Shares are immediately vested when earned, and participants have ownership rights in paid Award Shares (including the right to vote and receive dividends on such Award Shares), but the Award Shares are generally subject to transfer restrictions for a period of up to 10 years from the last day of the performance period, or such other period determined by the Committee. The transfer restrictions may lapse on an earlier basis, including at the general discretion of the Committee, as further described in the Equity Plan.

In terms of performance objectives for awards under the Equity Plan, the Committee in general may choose any measurable metric(s), including those in the following non-exhaustive list: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, earnings before interest and taxes, revenue, revenue growth, gross margin, net or standard margin, return on investment, increase in the fair market value of shares, share price (including growth measures and total stockholder return), profit, net earnings, cash flow (including operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value increase over time, economic value income, economic value increase over time, expected value of new projects or extensions of new or existing projects, development of new or existing projects, adjusted standard margin or net sales, safety, and compliance with regulatory/environmental requirements. The Committee may modify performance objectives (or goals or actual levels of achievement) if a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render the performance objectives unsuitable.

The Equity Plan revised its definition of retirement to remove reference to the pension plan (intended to be terminated), leaving retirement qualification defined as termination of employment after reaching age 65, or age 60 with at least five years of service to the Company and/or its subsidiaries. Further, the Equity Plan contains updated provisions clarifying that awards (plus related payments or benefits) are subject to the terms and conditions of the Company’s clawback policies (including the New York Stock Exchange-compliant clawback policy) as in effect from time to time in accordance with such policies’ terms.

The Committee, subject to approval by the Board, may amend the Equity Plan from time to time or terminate it in its entirety, provided that, subject to certain exceptions described in the Equity Plan, no such action may adversely affect a participant’s rights (without consent) in approved but unpaid awards or issued or transferred Award Shares. Certain changes to the Equity Plan will require stockholder approval, as further described in the Equity Plan.

The foregoing description of the Equity Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Plan, a copy of which is incorporated by reference herein from Exhibit 4.4 to the Company’s Registration Statement on Form S-8 filed by the Company on May 9, 2024.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 9, 2024, the Company amended its Amended and Restated Certificate of Incorporation to provide for the exculpation of certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law (the “Charter Amendment”). The Charter Amendment was previously approved by the Board, subject to stockholder approval, and was approved by the Company’s stockholders at the Annual Meeting.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on May 9, 2024. Reference is made to the Company's 2024 definitive Proxy Statement filed with the Securities and Exchange Commission on April 4, 2024 for more information regarding the proposals set forth below and the vote required for approval of these matters. The matters voted upon and the final results of the vote were as follows:

Proposal 1 - The stockholders elected each of the following eleven nominees to the Board of Directors until the next annual meeting and until their successors are elected:

DIRECTOR	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Mark R. Belgya	42,156,370	62,235	1,012,703
J.C. Butler, Jr.	40,808,908	1,409,697	1,012,703
Paul D. Furlow	41,085,737	1,132,868	1,012,703
John P. Jumper	40,934,388	1,284,217	1,012,703
Dennis W. LaBarre	39,608,698	2,609,907	1,012,703
Michael S. Miller	41,085,349	1,133,256	1,012,703
Alfred M. Rankin, Jr.	40,472,131	1,746,474	1,012,703
Thomas T. Rankin	41,204,540	1,014,065	1,012,703
James A. Ratner	40,852,531	1,366,074	1,012,703
Gregory H. Trepp	42,156,238	62,367	1,012,703
Clara R. Williams	41,218,201	1,000,404	1,012,703

Proposal 2 - The stockholders approved, on an advisory basis, the Company’s Named Executive Officer compensation:

Votes For	41,566,200
Votes Against	232,398
Abstentions	420,139
Broker Non-Votes	1,012,703

Proposal 3 - The stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to expand the exculpation provision to limit liability of certain officers:

Votes For	39,794,294
Votes Against	2,391,494
Abstentions	32,949
Broker Non-Votes	1,012,703

Proposal 4 - The stockholders ratified the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm of the Company for 2024:

Votes For	43,214,227
Votes Against	6,562
Abstentions	10,651
Broker Non-Votes	—

Proposal 5 – The stockholders approved the amendment and restatement of the Hamilton Beach Brands Holding Company Non-Employee Directors’ Equity Compensation Plan

Votes For	41,714,171
Votes Against	488,603
Abstentions	15,963
Broker Non-Votes	1,012,703

Proposal 6 – The stockholders approved the amendment and restatement of the Equity Plan

Votes For	41,730,539
Votes Against	463,623
Abstentions	24,575
Broker Non-Votes	1,012,703

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
3.1	Amendment to the Amended and Restated Certificate of Incorporation of Hamilton Beach Brands Holding Company
10.1
Hamilton Beach Brands Holding Company Executive Long-Term Equity Incentive Plan, as amended and restated effective March 1, 2024 (incorporated herein by reference to Exhibit 4.4 to the Hamilton Beach Brands Holding Company’s Registration Statement on Form S-8, filed by Hamilton Beach Brands Holding Company on May 9, 2024, Commission File Number 333-279263)

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 13, 2024		HAMILTON BEACH BRANDS HOLDING COMPANY

		By:	/s/ Lawrence K. Workman, Jr.
		Name:	Lawrence K. Workman, Jr.
		Title:	Senior Vice President, General Counsel and Secretary